                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              -------------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              -------------------------

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                    OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)____

                              --------------------------

                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                 (Exact name of trustee as specified in its charter)

                                                           95-4311476
                                                       (I.R.S. employer
                                                       identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                               90071
(Address of principal                                       (Zip Code)
executive offices)
                                      DWIGHT LIU
                         515 South Flower Street, Suite 2700
                            Los Angeles, California 90071
                                    (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                             ----------------------------

                             Perry-Judd's Incorporated
                 (Exact name of obligor as specified in its charter)

           DELAWARE                                             51-0365965
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             575 West Madision Street
                                Waterloo, WY 53594
                   (Address of principal chief executive offices)

                             Perry-Judd's Incorporated
               (Exact name of guarantor as specified in its charter)

           Delaware                                             51-0365965
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                          Perry Graphic Communications, Inc.
                (Exact name of guarantor as specified in its charter)

           Delaware                                             51-0365772
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                                 Judd's, Incorporated
                (Exact name of guarantor as specified in its charter)

           Maryland                                             51-1051630
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                                Judd & Detweiler, Inc.
                (Exact name of guarantor as specified in its charter)

          Washington, D.C.                                      53-0091660
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                              Mount Jackson Press, Inc.
                (Exact name of guarantor as specified in its charter)

           Virginia                                             62-1238824
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                                Port City Press, Inc.
                (Exact name of guarantor as specified in its charter)


           Maryland                                             52-0736485
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                               Shenandoah Valley Press
                (Exact name of guarantor as specified in its charter)

           Virginia                                             52-1016758
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                                 Judd's Online, Inc.
                (Exact name of guarantor as specified in its charter)

          Washington, D.C.                                      54-1895254
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)



                10.5/8% Senior Subordinated Notes, Due 2007, Series A
                           (Title of indenture securities)

     GENERAL


1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C. 20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C. 20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 - Included in Exhibit T-1.1

     T-1.3 - Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

NOTE

As of April 21, 1998 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                           -----------------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the Unites States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 21th day of April 1998.

                               U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                               Trustee


By: /s/ Deborah Young
   -------------------------------------------
                                        Deborah Young
                                    Authorized Signatory


 U.S. TRUST COMPANY OF CALIFORNIA, N.A.             Call Date:                   12/31/97  ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                Vendor ID:                          D   Cert #:    33332        Page RC-1
 LOS ANGELES, CA  90071                             Transit #:                   12204024
                                                                                                                    ----------
                                                                                                                         9
                                                                                                                    ----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET
                                                                                                                            C200
                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
ASSETS

 1.   Cash and balances due from depository institutions (from Schedule RC-A)                            RCON
                                                                                                         ----
      a.  Noninterest-bearing balances and currency and coin (1)_________________ ______    _______      0081        7,614 1.a
                                                                                                                   -------
      b.  Interest bearing balances (2)__________________________________________ ______    _______      0071          239 1.b
                                                                                                                   -------
 2.   Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)_____________ ______    _______      1754            0 2.a
                                                                                                                   -------
      b.  Available-for-sale securities (from Schedule RC-B, column D)___________ ______    _______      1773      178,381 2.b
                                                                                                                   -------
 3.   Federal funds sold and securities purchased under agreements to resell_____ ______    _______      1350       60,000 3.
                                                                                                                   -------
 4.   Loans and lease financing receivables:                                        RCON
                                                                                    ----
      a.  Loans and leases, net of unearned income (from Schedule RC-C)__________   2122       55706                       4.a
                                                                                            --------
      b.  LESS:  Allowance for loan and lease losses_____________________________   3123       1,000                       4.b
                                                                                            --------
      c.  LESS:  Allocated transfer risk reserve_________________________________   3128           0                       4.c
                                                                                            --------

      d.  Loans and leases, net of unearned income, allowance, and reserve                               RCON       54,706
                                                                                                         ----      -------
           (item 4.a minus 4.b and 4.c)__________________________________________ ______    _______      2125              4.d

 5.   Trading assets__________________________________________________________    ______    _______      3545            0 5.
                                                                                                                   -------
 6.   Premises and fixed assets (including capitalized leases)___________________ ______    _______      2145        6,801 6.
                                                                                                                   -------
 7.   Other real estate owned (from Schedule RC-M)_____________________________   ______    _______      2150            0 7.
                                                                                                                   -------
 8.   Investments in unconsolidated subsidiaries and associated companies

      (from Schedule RC-M)____________________________________________________    ______    _______      2130            0 8.
                                                                                                                   -------
 9.   Customers' liability to this bank on acceptances outstanding_______________ ______    _______      2155            0 9.
                                                                                                                   -------
10.   Intangible assets (from Schedule RC-M)___________________________________   ______    _______      2143        2,380 10.
                                                                                                                   -------
11.   Other assets (from Schedule RC-F)_______________________________________    ______    _______      2160        5,307 11.
                                                                                                                   -------
12.   Total assets (sum of items 1 through 11)________________________________    ______    _______      2170      315,428 12.
                                                                                                                   -------


-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


 U.S. TRUST COMPANY OF CALIFORNIA, N.A.             Call Date:                   12/31/97  ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                Vendor ID:                          D   Cert #:    33332        Page RC-2
 LOS ANGELES, CA  90071                             Transit #:                   12204024
                                                                                                                    ----------
                                                                                                                        10
                                                                                                                    ----------



SCHEDULE RC - CONTINUED
                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals of                                                          RCON
                                                                                                         ----
          columns A and C from Schedule RC-E)__________________________________                          2200      277,226 13.a
                                                                                    RCON
                                                                                    ----
           (1)  Noninterest-bearing (1)__________________________________________   6631      33,806                       13.a.1
                                                                                             -------
           (2)  Interest-bearing ________________________________________________   6636     243,420
                                                                                             -------
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing___________________________________________
           (2)  Interest-bearing________________________________________________
14.   Federal funds purchased(2) and securities sold under agreements to                                 RCON            0 14
                                                                                                         ----      -------
      repurchase:                                                                                        2800
15.   a.  Demand notes issued to the U.S. Treasury______________________________  ______    _______      2840            0 15.a
                                                                                                                   -------
      b.  Trading liabilities____________________________________________________ ______    _______      3548            0 15.b
                                                                                                                   -------
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS______________________     ______    _______      2332            0 16.a
                                                                                                                   -------
      b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE
      YEARS____________________                                                   ______    _______      A547            0 16.b
                                                                                                                   -------
      c.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS________________      ______    _______      A548            0 16.c
                                                                                                                   -------
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding___________________ ______    _______      2920            0 18.
                                                                                                                   -------
19.   Subordinated notes and debentures_______________________________________    ______    _______      3200            0 19.
                                                                                                                   -------
20.   Other liabilities (from Schedule RC-G)_____________________________________ ______    _______      2930        8,609 20.
                                                                                                                   -------
21.   Total liabilities (sum of items 13 through 20)_____________________________ ______    _______      2948      285,835 21.
                                                                                                                   -------
22.   Not applicable

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus______________________________  ______    ______      3838       5,000  23.
                                                                                                                   -------
24.   Common stock__________________________________________________________       ______    ______      3230       2,000  24.
                                                                                                                   -------
25.   Surplus (exclude all surplus related to preferred stock)___________________  ______    ______      3839      12,745  25.
                                                                                                                   -------
26.   a.  Undivided profits and capital reserves_________________________________  ______    ______      3632       8,609  26.a
                                                                                                                   -------
      b.  Net unrealized holding gains (losses) on available-for-sale securities   _______   ______      8434       1,239  26.b
                                                                                                                   -------
27.   Cumulative foreign currency translation adjustments_______________________
28.   a.  Total equity capital (sum of items 23 through 27)______________________  ______    ______      3210       29,593 28.
                                                                                                                   -------
29.   Total liabilities and equity capital (sum of items 21 and 28)______________  ______    ______      3300      315,428 29.
                                                                                                                   -------


MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external auditors as                                                             RCON
                                                                                                         ----
    of any date during 1996_______________________________________________________________________       6724        N/A    M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.